EXHIBIT 4.6


                      AMENDED AND RESTATED PLEDGE AGREEMENT


                  This AMENDED AND RESTATED PLEDGE AGREEMENT (this "PLEDGE AGREEMENT") is made and entered into as of March 30, 2000 by PATHNET, INC., a Delaware corporation (the "PLEDGOR"), THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee (the "TRUSTEE") for the holders from time to time (the "HOLDERS") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below and THE BANK OF NEW YORK, as securities intermediary (the "PATHNET SECURITIES INTERMEDIARY").

                               W I T N E S S E T H

                  WHEREAS, the Pledgor and the Trustee have entered into that certain indenture dated as of April 8, 1998 (the " ORIGINAL INDENTURE"), pursuant to which the Pledgor issued on April 8, 1998 $350,000,000 in aggregate principal amount of 12 1/4 % Senior Notes due 2008 (and along with such notes that may from time to time be issued in substitution therefor, the "NOTES"); and

                  WHEREAS, the Pledgor agreed, pursuant to the Original Indenture, to (i) purchase or cause the purchase of Pledged Securities (as defined in the Original Indenture) in an amount that would be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first four scheduled interest payments due on the Notes and (ii) place such Pledged Securities (or cause them to be placed) in an account maintained by the Trustee with the Pathnet Securities Intermediary for the benefit of Holders of the Notes; and

                  WHEREAS, the Pledgor agreed to purchase United States Treasury securities in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor and delivered to the Trustee, upon receipt of scheduled interest and principal payments of such securities, to provide for payment in full of each of the first four scheduled interest payment due on the Notes and interest on the Notes in the event that the Notes become due and payable prior to such time as the first four scheduled interest payments thereon shall have been paid in full (the "ORIGINAL OBLIGATIONS"); and

                  WHEREAS, the Pledgor agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes a security interest in the Pledged Securities and related collateral and (ii) execute and deliver the Pledge Agreement dated as of April 8, 1998 by and between the Pledgor and the Trustee in order to secure the payment and performance by the Pledgor of all the Original Obligations (the "Original Pledge Agreement"); and

                  WHEREAS, pursuant to the Original Pledge Agreement the Trustee opened an account (the "ESCROW ACCOUNT") with the Pathnet Securities Intermediary, at its office at 101 Barclay Street, New York, New York 10286, Account No. 281251, in the name of The Bank of New York, as Trustee, for the benefit of the Holders of the 12 1/4% Senior Notes due 2008 of Pathnet, Inc. (along with such notes that may from time to time be issued in substitution therefor), with respect to which the Trustee is the sole entitlement holder and which is under the sole dominion and control of the Trustee but subject to the terms of the Original Pledge Agreement.


                  WHEREAS, the first three scheduled interest payments on the Notes have been paid in accordance with the terms of the Original Indenture; and


                  WHEREAS, Pathnet has entered into a contribution and reorganization transaction (the "TRANSACTION") as at the date hereof, as more particularly described in the Registration Statement of Pathnet Telecommunications, Inc., and filed with the SEC with Registration No. 333-91469; and

                  WHEREAS, in connection with the Transaction, the Original Indenture has been supplemented by that Supplemental Indenture of even date herewith by and among the Pledgor, Pathnet Telecommunications Inc., and the Trustee (the "SUPPLEMENTAL INDENTURE"); and

                  WHEREAS, pursuant to the Supplemental Indenture Pathnet has agreed to (i) purchase and pledge to the Trustee additional United States Treasury securities as security for the benefit of the holders of the Notes with respect to the fifth scheduled interest payment on the Notes on the same terms as the Original Pledge Agreement; and (ii) execute and deliver this Amended and Restated Pledge Agreement in order to secure the payment in full of the fourth and fifth scheduled interest payments due on the Notes and interest on the Notes in the event that the Notes become due and payable prior to such time as the fourth and fifth scheduled interest payments thereon shall have been paid in full (the "OUTSTANDING OBLIGATIONS").

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Indenture. References herein to the "Indenture" shall be deemed to be references to the Original Indenture as amended by the Supplemental Indenture unless expressly stated to the contrary.



                  THEREFORE, in consideration of the mutual promises herein contained and in order to induce the Holders of the Notes to consent to the amendments to the Original Indenture contained in the Supplemental Indenture, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

SECTION 1. PLEDGE AND GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of the Outstanding Obligations (whether at the stated maturity or otherwise), the Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (wherever located), whether investment property, general intangibles, other rights, interests, claims and remedies or proceeds or otherwise (collectively, the "PLEDGED COLLATERAL"): (a) the United States Treasury securities identified by CUSIP Number in Exhibit A to this Pledge Agreement (the "PLEDGED SECURITIES"), (b) any and all applicable Security Entitlements to the Pledged Securities, (c) the Escrow Account and all funds, certificates, instruments, assets and properties, if any, from time to time carried therein or representing or evidencing the Escrow Account (d) any and all related accounts in which Security Entitlements to the Pledged Securities are carried and (e) all proceeds of any and all of the Pledged Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (d) of this Section 1).

SECTION 2.        SECURITY FOR OUTSTANDING OBLIGATION.  This Pledge Agreement
                  -----------------------------------
secures the prompt and  completepayment  and  performance  when due  (whether at
stated   maturity,   by  acceleration  or  otherwise)  of  all  the  Outstanding
Obligations.

SECTION 3. DELIVERY OF NEW PLEDGED SECURITIES; ESCROW ACCOUNT; INTEREST. (a) The Pledged Securities shall, if and to the extent that they have not previously been pledged and transferred to the Trustee pursuant to the Original Pledge Agreement (such unpledged and untransferred securities being hereinafter referred to as the "NEW PLEDGED SECURITIES" and the Pledged Collateral, in so far as it relates to the New Pledged Securities being referred to as the "NEW PLEDGED COLLATERAL") be pledged and transferred to the Trustee and the Trustee shall become the holder of a Security Entitlement to the New Pledged Securities through action by the Pathnet Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the Pathnet Securities Intermediary (i) indicating by book-entry that the New Pledged Securities and all Security Entitlements thereto have been credited to the Escrow Account, or (ii) acquiring the New Pledged Securities or a Security Entitlement thereto for the Trustee and accepting the same for credit to the Escrow Account.

(b) The Trustee has pursuant to the Original Pledge Agreement, established with the Pathnet Securities Intermediary the Escrow Account on the books of the Pathnet Securities Intermediary as a Securities Account segregated from all other custodial or collateral accounts, such Escrow Account to be maintained at the offices of the Pathnet Securities Intermediary at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the Pathnet Securities Intermediary has established and maintained a Securities Account at the Federal Reserve Bank of New York ("FRBNY"). Upon transfer of the New Pledged Securities to the Pathnet Securities Intermediary (or the Pathnet Securities Intermediary's acquisition of the Security Entitlements thereto), as confirmed to the Pathnet Securities Intermediary by FRBNY or another securities intermediary, the Pathnet Securities Intermediary shall make appropriate book entries indicating that the New Pledged Securities and/or such Security Entitlement have been credited to the Trustee and the Escrow Account and that all of the Pledged Securities are therefore credited to the Trustee and the Escrow Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement and the Original Pledge Agreement shall be held in the Escrow Account subject (except as expressly provided in Section 4(a), (b) and (c) hereof) to the exclusive dominion and control (including "control" as defined inss.9-115(l)(e) of the UCC) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

(c) The Trustee shall, in accordance with all applicable laws, have sole dominion and control (including "control" as defined in UCC ss. 9-115(l)(e)) over the Escrow Account, and it shall be a term and condition of the Escrow Account and the Pledgor irrevocably instructs the Trustee, notwithstanding any other term or condition to the contrary in any other agreement, that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Pledge Agreement.

(d) The Trustee shall, in accordance with and subject to all applicable laws, be the sole entitlement holder of, and have the sole power to originate "ENTITLEMENT ORDERS" (as defined in UCCss.8-102(a)(8)) with respect to, the Escrow Account and all United States Treasury securities held therein, and it shall be a term and condition of the Escrow Account that the Trustee shall have the right to issue such Entitlement Orders with respect to the Escrow Account and all assets and properties from time to time carried in the Escrow Account, including such securities, Security Entitlements and other "FINANCIAL ASSETS" (as defined in UCCss.8-102(a)(9)) without further consent of the Pledgor or any other Person (except, to the extent required under the Indenture, of the Holders), and that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Pledge Agreement.

(e) All Pledged Collateral shall be retained in the Escrow Account pending disbursement pursuant to the terms hereof.

(f) Concurrently with the execution and delivery of this Pledge Agreement the Trustee and the Pathnet Securities Intermediary are delivering to the Pledgor a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Trustee, confirming the Trustee's receipt and holding of the Pledged Securities or a Security Entitlement thereto and the crediting of the Pledged Securities or such Security Entitlement to the Escrow Account, all in accordance with this Pledge Agreement.

(g) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee acknowledgement copies or stamped receipt copies of proper financing statements, duly filed under the UCC of the State of New York, covering the New Pledged Collateral described in this Pledge Agreement.

(h) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee an opinion of a nationally recognized firm of independent public accountants, selected by the Pledgor, substantially in the form of Exhibit B hereto.

SECTION 4.        DISBURSEMENTS.
                  -------------

                  (a) At least three Business Days prior to the due date of each of the fourth or the fifth scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (a "COMPANY ORDER"), direct the Trustee to release from the Escrow Account and pay to the Holders of the Notes on behalf of the Issuer proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of a Company Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes in accordance with the Company Order and the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Securities in the Escrow Account. Nothing in this Section 4 shall affect the Trustee's rights to apply the Pledged Collateral to the payments of amounts due on the Notes upon acceleration thereof.

(b) If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Collateral is security from a source of funds other than the Escrow Account ("OTHER FUNDS"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to a Company Order to release to the Pledgor or to another party at the direction of the Pledgor (the "PLEDGOR'S DESIGNEE") proceeds from the Escrow Account in an amount less than or equal to the amount of Other Funds applied to such interest payment. Upon receipt by the Trustee of such Company Order and provided the Trustee has received such interest payment, if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Escrow Account as soon as practicable. Concurrently with any release of funds to the Pledgor pursuant to this Section 4(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that the Pledgor has made the interest payment from a source of funds other than the Escrow Account, and that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Certificate of Incorporation or the By-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Pledge Agreement.

(c) If at any time the principal of and interest on the Pledged Securities exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the remaining fourth and fifth scheduled interest payments due on all of the outstanding Notes, the Pledgor may direct the Trustee to release any such excess amount to the Pledgor or to any Pledgor's Designee. Upon receipt of a Company Order (which shall include a certificate from such nationally recognized firm of independent accountants stating the amount by which the Pledged Securities exceed the amount required to be held in the Escrow Account), if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, any such excess amount.

(d) Upon payment in full of the Outstanding Obligations, or if the Company shall become obligated under the Indenture to redeem all of the outstanding Notes and such Notes shall have been redeemed, then, if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing, the security interest in the Pledged Collateral evidenced by this Pledge Agreement will automatically terminate and be of no further force and effect and the Pledged Collateral shall promptly be paid over and transferred to the Pledgor. Furthermore, upon the release of any Pledged Collateral from the Escrow Account in accordance with the terms of this Pledge Agreement, whether upon release of Pledged Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge Agreement in such released Pledged Collateral will automatically terminate and be of no further force and effect.

(e) At least three Business Days prior to the due date of each of the fourth and fifth scheduled interest payments on the Notes, the Pledgor shall give the Trustee notice (by Company Order) as to whether such interest payment will be made pursuant to Section 4(a) or 4(b) and the respective amounts of interest that will be paid from the Escrow Account and from Other Funds. Any Other Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on such interest payment date. If no such notice is given or such Other Funds have not been so delivered, the Trustee will act pursuant to Section 4(a) as if it had received a Company Order pursuant thereto for the payment in full of the interest then due from the Escrow Account.

(f) The Trustee shall liquidate Pledged Collateral in the Escrow Account (pursuant to written instructions from Pledgor) in order to make any scheduled payment of interest unless there are sufficient funds in the Escrow Account on such interest payment date.

(g) Nothing contained in Section 1, Section 3, this Section 4, Section 11 or any other provision of this Pledge Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any Security Entitlement to the Pledged Securities or any Securities Account in which any such Security Entitlement may be carried, or otherwise afford the Pledgor rights to of any such Security Entitlement or (ii) except as otherwise specified under this Agreement (or required by applicable law) give rise to any other rights of the Pledgor with respect to the Pledged Securities, any Security Entitlement thereto or any Securities Account in which any such Security Entitlement may be carried (except as expressly provided in Sections 4(a), (b) and (c) hereof) of the Trustee in its capacity as such (and not as a securities intermediary).

SECTION 5.        REPRESENTATIONS AND WARRANTIES.  The Pledgor hereby represents
                  ------------------------------
 and warrants that, as of the date hereof.

(a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or statute or the organization documents of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required (i) for the execution, delivery or performance by the Pledgor of this Pledge Agreement, (ii) for the grant by the Pledgor of the security interest granted hereby, for the pledge by the Pledgor of the Pledged Collateral pursuant to this Pledge Agreement, (iii) for the perfection and maintenance of the pledge and security interest created hereby (including the first-priority nature of such pledge and security interest, assuming compliance by the Pathnet Securities Intermediary with all obligations contained in this Pledge Agreement or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement.

(b) Immediately before the depositing the New Pledged Securities into the Escrow Account, the Pledgor is the legal and beneficial owner of the New Pledged Collateral free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement or other instrument similar in effect covering the Pledgor's interest in the Pledged Securities is on file in any public office, other than any financing statements filed pursuant to this Pledge Agreement.

(c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 11(b), Section 15.11 and Section 15.15 hereof may be limited by applicable law.

(d) Upon the transfer to the Trustee of the New Pledged Securities and the acquisition by the Trustee of a Security Entitlement thereto in accordance with Section 3, and the compliance by the Pathnet Securities Intermediary with the provisions of this Pledge Agreement, the pledge of and grant of a security interest in the Pledged Collateral securing the payment of the Outstanding Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a valid first priority perfected security interest in such Pledged Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Pledged Collateral from the Pledgor) and all filings and actions (other than the transfer to the Trustee of the Pledged Securities) necessary or desirable to perfect and protect such security interest have been duly taken.

(e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

(f) The pledge of the Pledged Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

(g)      No Event of Default (as defined herein) exists.

SECTION 6. FURTHER ASSURANCES. The Pledgor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, execute and deliver any instruments to the Trustee and take any other actions that are necessary or desirable, to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), to enable the Trustee to enforce its rights and remedies hereunder, or to effect the purposes of this Pledge Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing. The Pledgor also agrees to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Pledged Collateral, including the filing of all necessary financing and continuation statements, and to protect the Pledged Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

SECTION 7.        COVENANTS.  The Pledgor covenants and agrees with the Trustee
                  ---------
and the Holders of the Notes that from and after the date of this Pledge Agreement until the payment in full in cash of the Outstanding Obligations:

(a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Pledged Collateral (except for the security interests granted under this Pledge Agreement) and at all times will be the sole beneficial owner of the Pledged Collateral; and

(b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Pledged Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Pledged Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

SECTION 8. POWER OF ATTORNEY. Upon the occurrence of an Event of Default, in addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, the following powers: (a) collection of proceeds of any Pledged Collateral; (b) conveyance of any item of Pledged Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 6 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Outstanding Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Pledged Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Pledged Collateral, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor. Notwithstanding anything to the contrary stated herein, the Trustee has no duty or obligation to exercise any of the powers stated in this Section 8.

SECTION 9. NO ASSUMPTION OF DUTIES: REASONABLE CARE. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) investing or reinvesting any of the Pledged Collateral or any loss on any investment; PROVIDED, HOWEVER, that nothing contained in this Pledge Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law.

SECTION 10. INDEMNITY. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs and reasonable legal fees and expenses and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the gross negligence or wilful misconduct of such indemnified person.

SECTION 11. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default under the Indenture (any such Event of Default being referred to in this Pledge Agreement as an "EVENT OF DEFAULT") shall have occurred and be continuing:

(a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Pledged Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. To the extent permitted by applicable law, any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof at least 10 days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

(b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

(c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Outstanding Obligations against the Escrow Account or any part thereof.

SECTION 12. EXPENSES. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 13.       SECURITY INTEREST ABSOLUTE.  All rights of the Trustee and the
                  --------------------------
Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Outstanding Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any taking, exchange, surrender, release or non-perfection of any other collateral or any taking, release or amendment or waiver from any guaranty for all or any of the Outstanding Obligations;

(d) any change, restructuring or termination of the corporate structure or the existence of the Pledgor or any of its subsidiaries; or

(e) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Outstanding Obligations or of this Pledge Agreement.

SECTION 14. PATHNET SECURITIES INTERMEDIARY'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pathnet Securities Intermediary represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Escrow Account and acts as securities intermediary pursuant to this Pledge Agreement it shall be a "Securities Intermediary" (as defined in the UCC and in 31 C.F.R. ss. 357.2) and shall be eligible to maintain, and does maintain, a Participant's Securities Account (as defined in 31 C.F.R. ss. 357.2) in the name of the Pathnet Securities Intermediary with the FRBNY (a "FRBNY Member Securities Account"). In furtherance of the foregoing, the Pathnet Securities Intermediary hereby:

(a) represents and warrants that it is a corporation that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Escrow Account;

(b) represents and warrants that it maintains the FRBNY Member Securities Account with the FRBNY and that the United Stated Treasury securities constituting the Pledged Securities transferred to the Pathnet Securities Intermediary pursuant to Section 3(b) have been credited to the FRBNY Member Securities Account;

(c) agrees that the Escrow Account shall be an account to which Financial Assets may be credited, and the Pathnet Securities Intermediary undertakes to treat the Trustee as the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such Financial Assets, and entitled to exercise the rights of an entitlement holder and control in the manner contemplated by the UCC, and further agrees to identify the Trustee in the records of the Pathnet Securities Intermediary as the sole person having a Securities Entitlement against the Pathnet Securities Intermediary with respect to the Escrow Account and all Financial Assets credited thereto;

(d) hereby represents that it has not granted, and covenants that so long as it acts as Pathnet Securities Intermediary hereunder it shall not grant, control (including without limitation, "control" as defined in UCC ss. 9-115(l)(e)) over or with respect to any Pledged Collateral credited to the Escrow Account from time to time to any other Person other than the Trustee;

(e) covenants that in its capacity as Pathnet Securities Intermediary hereunder and with respect to the Escrow Account, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Pledge Agreement remains in effect will not become party to any agreement, the terms of which are inconsistent with the provisions of this Pledge Agreement;

(f) agrees, with the other parties to this Pledge Agreement, that any item of property credited to the Escrow Account shall be treated as a Financial Asset;

(g) agrees, with the other parties to this Pledge Agreement, so long as it serves as Pathnet Securities Intermediary pursuant to this Pledge Agreement, to maintain the Escrow Account as a Securities Account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Pledge Agreement;

(h) agrees, with the other parties to this Pledge Agreement, that the Pathnet Securities Intermediary's jurisdiction, for purposes of UCC ss. 8-1 10(e) and 31 C.F.R. 357.11(b) as it pertains to this Pledge
         Agreement, the Escrow Account and Security Entitlements relating thereto, shall be the State of New York.

SECTION 15.       MISCELLANEOUS PROVISIONS.
                  ------------------------

Section 15.1. NOTICES. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  IF TO THE PLEDGOR:
                  -----------------

                           PathNet, Inc.
                           1015 31st Street, N.W.
                           Washington, D.C.  20007
                           Telecopier: (202) 625-7369
                           Attention:  General Counsel

                  WITH A COPY TO:
                  --------------


                           Bruce Wilson, Esq.
                           Covington & Burling
                           1201 Pennsylvania Avenue, N.W.
                           Washington D.C. 20004
                           Telecopier: (202) 662-6291

                  IF TO THE TRUSTEE:
                  -----------------

                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York 10286
                           Telecopier: (212) 815-5915
                           Attention: Corporate Trust Administration

Section  15.2.  NO  ADVERSE  INTERPRETATION  OF OTHER  AGREEMENTS.  This  Pledge
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

Section 15.3. SEVERABILITY. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

Section 15.4.     HEADINGS.  The headings in this Pledge Agreement have been
                  --------
inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.5.     COUNTERPART ORIGINALS.  This Pledge Agreement may be signed in
                  ---------------------
two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

Section 15.6. BENEFITS OF PLEDGE AGREEMENT. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

Section 15.7. AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default (as defined herein) or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Pledge Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Pledgor and the Trustee, and (if applicable) the Holders of the Notes, as provided in the Indenture, and no such amendment, waiver or consent shall require any action or approval by the Initial Purchasers. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

Section 15.8. INTERPRETATION OF AGREEMENT. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

Section 15.9.              CONTINUING SECURITY INTEREST, TERMINATION.
                  --------------------------------------------------

(a) This Pledge Agreement shall create a continuing security interest in and to the Pledged Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Outstanding Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

(b) This Pledge Agreement (other than the Pledgor's obligations under Sections 10 and 12) shall terminate upon the payment in full in cash of the Outstanding Obligations or if the Company shall become obligated under the Indenture to redeem all of the outstanding Notes and such Notes shall have been redeemed, and if no Default or Event of Default (as defined in the Indenture shall have occurred and be continuing. At such time, the Trustee shall, pursuant to a Company Order, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture and take all actions that are necessary to release the security interest created by this Pledge Agreement in and to the Pledged Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Pledged Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Pledged Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

Section 15.10. SURVIVAL OF REPRESENTATIONS AND COVENANTS. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

Section 15.11. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Outstanding Obligations, protest and notice of dishonor or default with respect to any of the Outstanding Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

Section 15.12.    AUTHORITY OF THE TRUSTEE.
                  ------------------------

(a) The Trustee shall have the right to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident hereto. The Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents may conclusively rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

(b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

(c) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Pledge Agreement, and no implied covenants or obligations shall be read into this Pledge Agreement against the Trustee or the Pathnet Securities Intermediary.

(d) No provision of this Pledge Agreement shall require the Trustee or the Pathnet Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

(e) The Trustee and the Pathnet Securities Intermediary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee and the Pathnet Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the Pathnet Securities Intermediary shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 15.13. FINAL EXPRESSION. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

Section 15.14. RIGHTS OF HOLDERS OF THE NOTES. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 508 of the Indenture; PROVIDED that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

Section 15.15.  GOVERNING LAW: SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL:
                ----------------------------------------------------------------
 WAIVER OF DAMAGES.
 ------------------

(a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUG. 23, 1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

(b) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE PLEDGED COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE PLEDGED COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PLEDGED COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(c) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.











                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Amended and Restated Pledge Agreement to be duly executed and delivered as of the date first above written.

                           Pledgor:

                           PATHNET, INC.


                           By:     /s/ William. R. Smedberg V
                                   -----------------------------------
                                    Name: William R. Smedberg, V
                                     Title: Executive Vice President, Corporate
                                              Development


                            Trustee:

                            THE BANK OF NEW YORK, Trustee


                            By:     /s/ Terence Rawlins
                                   -----------------------------------
                                     Name:   Terence Rawlins
                                     Title:  Assistant Vice President



                            THE BANK OF NEW YORK,
                              as Pathnet Securities Intermediary


                            By:    /s/ Terence Rawlins
                                   -----------------------------------
                                     Name:   Terence Rawlins
                                     Title:  Assistant Vice President

                                   CERTIFICATE


                  Pursuant to Section 3(f) of the Pledge Agreement (the "PLEDGE AGREEMENT") dated as of March 30, 2000 between Pathnet, Inc. (the "PLEDGOR") and The Bank of New York, trustee (the "TRUSTEE") for the holders of the 12 `A % Senior Notes due 2008 (the "NOTES") of the Pledgor, and The Bank of New York, as securities intermediary (the "PATHNET SECURITIES INTERMEDIARY"), the undersigned officer of the Trustee, on behalf of the Trustee, and the undersigned officer of the Pathnet Securities Intermediary, on behalf of the Pathnet Securities Intermediary, make the following certifications to the Pledgor and the Holders of the Outstanding Notes. Capitalized terms used and not defined in this Certificate have the meanings set forth or referred to in the Pledge Agreement.

1. The Trustee has previously established with the Pathnet Securities Intermediary, as Securities Intermediary, the Escrow Account. The Pathnet Securities Intermediary has acquired a Security Entitlement to the United States Treasury securities identified in ANNEX 1 to this Certificate (the "PLEDGED SECURITIES") from the FRBNY and holds a Security Entitlement thereto in the FRBNY's Security Account. The Pathnet Securities Intermediary has made appropriate book entries in its records establishing that the Pledged Securities and the Trustee's Securities Entitlement thereto have been credited to and are held in the Escrow Account.

2. The Trustee has established and maintained and will maintain the Escrow Account and all Securities Entitlements and other positions carried in the Escrow Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Escrow Account or any such Securities Entitlements or other positions except in such capacity.

3. The Trustee and the Pathnet Securities Intermediary have acquired their Security Entitlements to the Pledged Securities for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the Pathnet Securities Intermediary's and the Trustee's Security Entitlements to the Pledged Securities are not, to their knowledge, subject to any Lien granted by either of them in favor of any Securities Intermediary (including, without limitation, NFSC or the FRBNY) through which the Trustee derives its Security Entitlement to the Pledged Securities.

4. Neither the Pathnet Securities Intermediary nor the Trustee has caused or permitted the Pledged Securities or any Security Entitlement thereto to become subject to any Lien created by or arising through either of the Trustee or the Pathnet Securities Intermediary.

                  IN WITNESS WHEREOF, the undersigned officers have executed this Certificate on behalf of The Bank of New York, Trustee, and on behalf of the Pathnet Securities Intermediary, respectively, this 30th day of March, 2000.

                                   THE BANK OF NEW YORK,
                                   Trustee


                                   -----------------------------------
                                   Name:
                                   Title:


                                   THE BANK OF NEW YORK,
                                    As Pathnet Securities
                                        Intermediary


                                   ------------------------------------
                                   Name:
                                   Title:

                               PLEDGED SECURITIES


-------------------------- ---------------- ------------------ ---------------------- -----------------------
                                                                ORIGINAL PRINCIPAL
   DESCRIPTION OF DEBT       CUSIP NO(S)     FINAL MATURITY           AMOUNT             COST OF CLOSING
   -------------------       -----------     --------------           ------             ---------------
-------------------------- ---------------- ------------------ ---------------------- -----------------------
-------------------------- ---------------- ------------------ ---------------------- -----------------------

-------------------------- ---------------- ------------------ ---------------------- -----------------------
-------------------------- ---------------- ------------------ ---------------------- -----------------------

-------------------------- ---------------- ------------------ ---------------------- -----------------------
-------------------------- ---------------- ------------------ ---------------------- -----------------------

-------------------------- ---------------- ------------------ ---------------------- -----------------------
-------------------------- ---------------- ------------------ ---------------------- -----------------------

-------------------------- ---------------- ------------------ ---------------------- -----------------------

                   INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING
                             AGREED-UPON PROCEDURES

To the Board of Directors
Pathnet, Inc.
Washington, D.C,

We understand that $350,000,000 12 1/4% Senior Notes due 2008 ("NOTES") of Pathnet, Inc. (the "ISSUER"), were issued on April 8, 1998. We also understand that in connection with the payment of the fourth and fifth scheduled interest payments on the Notes The Bank of New York (the "Trustee") will hold the Securities listed on the attached schedule (Schedule 11) (the "Securities") pursuant to Section 3(h) of the Pledge Agreement, between the Issuer and the Trustee, dated as of March 30, 2000 (the "Pledge Agreement").

We have been requested by the Issuer and the Trustee (collectively the "Intended Users") to prove the arithmetic accuracy of the computations shown on the attached schedules, prepared by the Issuer.

We have performed the procedures enumerated below, which were agreed to by the Intended Users, solely to assist you and the Trustee with respect to proving the arithmetic accuracy of the computations shown on the attached schedules. This agreed upon procedures engagement was performed in accordance with standards established by the American Institute or Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report was requested or for any other purpose. The procedures that we performed and our findings are, as follows:

1. We have proved the arithmetic accuracy of the computations of the fourth and fifth scheduled interest payments, as shown on the attached Schedule (Schedule I), which was prepared by the Issuer.

2. We have proved the arithmetic accuracy of the computation of the scheduled receipts of maturing principal and interest to be received from the Securities and cash on deposit as shown on Schedule II, which was prepared by the Issuer. Other than proving such arithmetic accuracy, we have not confirmed or otherwise verified the information on that schedule.

3. We recomputed each amount in the net cash flow column on Schedule II by deducting each amount in the interest payment column from each amount in the total available column, individually and in total.

In performing the above calculations, we have relied solely on the data set forth in the attached schedules prepared and provided to us by the Issuer. The scope of our engagement did not include the verification of any underlying data, assumptions or definitions necessary to derive the calculations. Such underlying data, assumptions and definitions include, but are not limited to, the following:

(i) The principal amounts, coupon rates, and related maturities for the Securities and

(ii) Interest start dates, maturity dates, and interest payment dates for the Securities and the Notes.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the specified elements, accounts, or items included in the attached schedules. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the Intended Users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



McLean, Virginia
March 30, 2000

                                   SCHEDULE I


 Interest Payment DATE ON
    THE NOTES        PRINCIPAL      ANNUAL INTEREST RATE    INTEREST PAYMENT (1)
    ---------        ---------      --------------------    --------------------







(1) Interest payments for each period are calculated assuming a 180-day semi-annual period and 360-day year.


                                                             Coupon Interest      Total Available  Interest Payment  Net Cash Flow
        SECURITY    COUPON RATE   MATURITY DATE    PAR AMOUNT     (1)     CASH FLOW      (2)            (3)               (4)
        --------    -----------   -------------    ----------     ---     ---------      ---            ---               ---





-----------------------------------------------------------------------------------------------------------------------------------
(1) Coupon interest is calculated assuming a 180-day semi-annual period and a
    360-day year.
(2) Total  Available  for each  period is equal to the Cash Flow for the  period plus Net Cash Flow from the previous period.
(3) See SCHEDULE I attached hereto.
(4) Net Cash Flow for each  period is equal to Total  Available  for the  period less the Interest Payment for each period.
-----------------------------------------------------------------------------------------------------------------------------------